EXHIBIT 99.3

LETTER TO REGISTERED HOLDERS AND
DEPOSITORY TRUST COMPANY PARTICIPANTS

Conexant Systems, Inc.

Offer to Exchange

$275,000,000 Aggregate Principal Amount of
Floating Rate Senior Secured Notes due 2010
Which Have Been Registered Under
the Securities Act of 1933, as amended,

for

All Outstanding Unregistered
Floating Rate Senior Secured Notes due 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2007, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

, 2007

To Registered Holders and Depository Trust Company (DTC) Participants:

We are enclosing herewith the material listed below relating to the offer by Conexant Systems, Inc., a Delaware corporation (“Conexant”), to exchange $275,000,000 aggregate principal amount of its Floating Rate Senior Secured Notes due 2010, which have been registered under the Securities Act of 1933, as amended (the “New Notes”), for all outstanding unregistered Floating Rate Senior Secured Notes due 2010 (the “Old Notes”), upon the terms and subject to the conditions set forth in the Prospectus dated          , 2007 and the related Letter of Transmittal (which together constitute the “Exchange Offer”).

Enclosed herewith are copies of the following documents:

1. Prospectus dated          , 2007;

2. Letter of Transmittal (for informational purposes only; need not be returned by you or your clients);

3. Notice of Guaranteed Delivery; and

4. Letter that may be sent to your clients for whose account you hold Old Notes registered in your name or in the name of your nominee (including Instructions to Registered Holder and/or DTC Participant to be returned to you by your clients).

We urge you to contact your clients promptly.  Please note that the Exchange Offer will expire on the Expiration Date unless extended. The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

Pursuant to the Prospectus, upon submission to DTC of an agent’s message, including a confirmation of book-entry transfer of the Old Notes, each Registered Holder and/or DTC Participant will be deemed to have represented on behalf of the holder of Old Notes (including any beneficial owner(s)) to Conexant that:

•	the holder is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of Conexant;

•	any New Notes to be received by the holder are being acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes to be received in the Exchange Offer; and

•	if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes.

By tendering Old Notes pursuant to the Exchange Offer, a holder of Old Notes that is a broker-dealer represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that (a) such Old Notes held by the broker-dealer are held only as a nominee, or (b) such Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities and it will deliver the Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such New Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act). The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations and agreements.

Conexant will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent) in connection with the solicitation of tenders of New Notes pursuant to the Exchange Offer. Conexant will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to Conexant, except as otherwise provided in Instruction 9 of the enclosed Letter of Transmittal.

Additional copies of the enclosed materials may be obtained from the exchange agent by calling The Bank of New York Trust Company, N.A. at (212) 815-3738.

Very truly yours,

CONEXANT SYSTEMS, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF CONEXANT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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LETTER TO CLIENTS

Conexant Systems, Inc.

Offer to Exchange

$275,000,000 Aggregate Principal Amount of
Floating Rate Senior Secured Notes due 2010
Which Have Been Registered Under
the Securities Act of 1933, as amended,

for

All Outstanding Unregistered
Floating Rate Senior Secured Notes due 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2007, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

, 2007

To Our Clients:

We are enclosing a Prospectus dated          , 2007 (the “Prospectus”) of Conexant Systems, Inc., a Delaware corporation (“Conexant”), and a related Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by Conexant to exchange $275,000,000 aggregate principal amount of its Floating Rate Senior Secured Notes due 2010 which have been registered under the Securities Act of 1933, as amended (the “New Notes”), for all outstanding Floating Rate Senior Secured Notes due 2010 (the “Old Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

We are the holder of record of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The accompanying Letter of Transmittal contains important information that you should read but cannot be used by you to tender Old Notes held by us for your account. Instead, we request that you complete and return the attached instructions, indicating whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions set forth in the Exchange Offer. By completing and returning the attached instructions, you will also confirm that we may on your behalf make the representations, warranties and agreements contained in the Exchange Offer, including but not limited to those representations set forth in the Letter of Transmittal and the attached instructions.

PLEASE RETURN THIS FORM INDICATING YOUR INSTRUCTIONS TO US IN THE ENCLOSED
ENVELOPE. LEAVE AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF
PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO REGISTERED HOLDER
AND/OR DTC PARTICIPANT

To Registered Holder and/or Depository Trust Company (DTC) Participant:

The undersigned hereby acknowledges receipt of the Prospectus dated          , 2007 (the “Prospectus”) of Conexant Systems, Inc., a Delaware corporation (“Conexant”), relating to Conexant’s offer to exchange $275,000,000 aggregate principal amount of its Floating Rate Senior Secured Notes due 2010 (the “New Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for all outstanding Floating Rate Senior Secured Notes due 2010 (the “Old Notes”). Certain terms used but not defined herein shall have the meanings ascribed to them in the Prospectus.

This will instruct you, the Registered Holder and/or DTC Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate principal amount of Old Notes held by you for the account of the undersigned is (fill in amount):

$           of the Floating Rate Senior Secured Notes due 2010.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following Old Notes held by you for the account of the undersigned (insert principal amount to be tendered, if any, in $1,000 increments): $ .

☐ Not to tender any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Exchange Offer that are to be made with respect to the undersigned as a beneficial owner of Old Notes, including but not limited to the representations, that:

•	the undersigned is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of Conexant Systems, Inc.;

•	any New Notes to be received by the undersigned are being acquired in the ordinary course of its business;

•	the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes to be received in the Exchange Offer; and

•	if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes.

By tendering Old Notes pursuant to the Exchange Offer, a beneficial owner of Old Notes that is a broker-dealer also authorizes you to represent and agree on behalf of the undersigned, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that (a) such Old Notes held by the broker-dealer are held only as a nominee, or (b) such Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities and it will deliver the Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such New Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act).

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PLEASE SIGN HERE

Name(s) of Beneficial Owner(s):

Signature(s):

Name(s) of Signator(ies):
(Please Print):

Address(es):
(Include Zip Code)

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

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